UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2008

TESSCO Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-24746	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of principal executive offices) (Zip Code)

(410) 229-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2008 Annual Meeting of Shareholders held on July 24, 2008, the shareholders of TESSCO Technologies Incorporated (the “Company”) approved (i) the extension of the date through which awards may be granted under the Company’s Amended and Restated 1994 Stock and Incentive Plan (the “1994 Plan”), from July 22, 2009 to July 22, 2014, (ii) the increase in the number of shares of common stock available for awards under the 1994 Plan by 150,000 shares, from 1,758,750 to 1,908,750, and (iii) the 1994 Plan and the specific performance criteria applicable thereto, for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, as described in the Company’s Proxy Statement on Schedule 14A for the 2008 Annual Meeting of Shareholders filed with the United States Securities and Exchange Commission on June 20, 2008.  In addition, the shareholders re-elected Robert B. Barnhill, Jr., and Benn R. Konsynski, Ph.D. to the Company’s Board of Directors for three year terms expiring at the annual meeting to be held in 2011 and until their respective successors are duly elected and qualified.  Mr. Barnhill also serves as President and Chief Executive Officer of the Company.

The amendments to the 1994 Plan were previously approved by the Board of Directors of the Company subject to approval by the shareholders at the Annual Meeting.  Following shareholder approval, the Board of Directors, also on July 24, 2008, approved the amendment and restatement of the 1994 Plan (as so amended and restated, the “Second Amended and Restated Plan”) in its entirety to incorporate the amendments approved by the shareholders as described above, to clarify that repricing of outstanding awards under the 1994 Plan is prohibited other than in connection with a corporate transaction involving the Company, and to effect certain additional clarifications and changes to the 1994 Plan, including changes for purposes of good faith compliance with Section 409A of the Internal Revenue Code of 1986, as amended, as interpreted under currently available guidance. None of these clarification or changes require further shareholder approval.

As did the 1994 Plan, the Second Amended and Restated Plan provides that all non-employee directors and employees (including officers) of the Company or its subsidiaries are eligible to receive awards of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units and other performance awards, which may or may not be denominated in shares of common stock or other securities of the Company.  Stock options may be either “incentive stock options” (ISOs) as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or so-called non-qualified options.  In no event is any individual employee or director eligible to receive in any calendar year awards involving more that 225,000 shares of the Company’s common stock (provided that not more than 75,000 shares may be issued to each non-employee director), as adjusted due to a merger, reorganization or similar event.

Unless further extended upon subsequent Board and shareholder approval, the Second Amended and Restated Plan expires on July 22, 2014, and no awards may be made after that date.  Any award granted prior to the date after which awards may no longer be granted may extend beyond that date unless otherwise expressly provided in the award agreement, and the Compensation Committee of the Board of Directors retains the right after such date to continue to administer awards that then remain outstanding.

The Compensation Committee of the Board of Directors administers the Second Amended and Restated Plan and has the authority, subject to its terms, to determine and designate the employees and directors to whom awards will be made, the types of awards to be made and the terms, conditions and restrictions applicable to each award (including, but not limited to, the number of shares, option price, any restriction or limitation, any vesting schedule or acceleration thereof, any forfeiture restrictions and performance goals and criteria).  Any grants made to non-employee directors require the approval of a majority of the Company’s disinterested directors.

The discussion above is qualified in its entirety by the actual terms and provisions of the Second Amended and Restated Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

None.

(b)           Pro Forma Financial Information.

None.

(d)           Exhibits.

10.1         Second Amended and Restated 1994 Stock and Incentive Plan of the Company dated as of July 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TESSCO TECHNOLOGIES INCORPORATED

Dated: July 29, 2008	By:	/s/ DAVID M. YOUNG
David M. Young
Senior Vice President and Chief Financial Officer